Exhibit 99.1
Silvaco Expands Product Offering with Acquisition of
Cadence’s Process Proximity Compensation Product Line

SANTA CLARA, Calif., March 4, 2025 - Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, today announced the strategic acquisition of the Process Proximity Compensation (“PPC”) product line of Cadence (Nasdaq: CDNS).

The addition of the PPC product line - an optical proximity correction (“OPC”) suite of tools highly complementary to Silvaco’s EDA and TCAD suite, along with its cutting-edge technology and talented team, will strengthen Silvaco’s market position and accelerate its mission to empower customers in designing next-generation semiconductor processes and devices with greater accuracy and efficiency. The Company expects this acquisition to enhance Silvaco’s ability to offer advanced computational lithography solutions that address the increasing complexity of semiconductor manufacturing at advanced nodes.

“Acquiring Cadence’s OPC expertise and technology marks a significant step in advancing our AI-based FTCO platform, quantum-level simulation, and hybrid Fab optimization for semiconductor and photonics mask generation,” said Babak Taheri, CEO of Silvaco. “The proven track record of the OPC business in process correction and computational lithography complements our existing capabilities, enabling us to drive enhanced innovation, precision, and AI-driven automation for our customers. This acquisition reinforces our commitment to delivering the most comprehensive solutions for semiconductor manufacturing and design.”

“Today’s announcement accelerates our strategy of providing the leading synthesis to signoff digital full-flow solution while sharpening our focus on the faster-growing areas of our digital portfolio,” said Chin-Chi Teng, senior vice president and general manager of the Digital & Signoff Group at Cadence. “We are pleased to have the PPC team join Silvaco to help advance their next-generation computational lithography solutions.”

As part of the transition, Silvaco will work closely with Cadence’s team to provide a seamless integration, maintaining continuity for existing customers and partners without disruption to ongoing projects or customer support. The acquired OPC product line has been adopted by industry-leading semiconductor companies. This acquisition unlocks complementary go-to-market opportunities, enabling Silvaco to enhance its EDA, TCAD, and AI-Driven Fab Technology Co-Optimization™ offerings while fostering deep customer collaborations. The Company expects the existing OPC customers to benefit from Silvaco’s responsive customer support and expanded R&D collaboration, driving technology development and adoption.

“We closed 2024 with record results for bookings and revenue, driven by sustained demand for our digital twin modeling platform and growth in key semiconductor markets,” said Dr. Babak Taheri. “With the addition of these new capabilities and our focus on execution, we will continue to deliver value for our customers and stakeholders, setting the stage for further growth in 2025.”

About Silvaco
Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan. Learn more at silvaco.com.

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Silvaco’s proposed acquisition of Cadence’s PPC product line, technologies and product offerings, business strategy, plans and opportunities, industry and market trends including TAM estimates and the expected benefits and impact of the proposed transaction and combined business on Silvaco’s growth. Forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Silvaco’s control. For example, the markets for Silvaco’s products and services may develop more slowly than expected or than they have in the past; operating results and cash flows may fluctuate more than expected; Silvaco may fail to successfully integrate Cadence’s PPC product line; Silvaco may fail to realize the anticipated benefits of the proposed acquisition; Silvaco may incur unanticipated costs or other liabilities in connection with acquiring or integrating Cadence’s PPC product line; the potential impact of the announcement or consummation of the transaction on relationships with third parties, including employees, customers, partners and competitors; Silvaco may be unable to motivate and retain key personnel; changes in or failure to comply with legislation or government regulations could affect post-closing operations and results of operations; and macroeconomic and geopolitical conditions could deteriorate. The forward-looking statements included in this press release represent Silvaco’s views as of the date of this press release, and Silvaco disclaims any obligation to update any of them publicly in light of new information or future events.

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Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Farhad Hayat
press@silvaco.com